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EXHIBIT 10.31

EXCHANGE AND RECAPITALIZATION AGREEMENT

        This Exchange and Recapitalization Agreement (together with the Exhibits hereto, the "Agreement") is made as of November 15, 2004 by and among Tri-S Security Corporation, a Georgia corporation (the "Company"), the holders (collectively, the "Shareholders") of all the Company's outstanding shares of common stock, $0.001 par value per share (the "Common Stock"), series A convertible preferred stock, $1.00 par value per share (the "Series A Convertible Preferred Stock"), and series B convertible preferred stock, $1.00 par value per share (the "Series B Convertible Preferred Stock"), and the holders of all the Company's outstanding options and warrants to purchase Common Stock (the "Option Holders").

        WHEREAS, the Company presently is preparing for an underwritten initial public offering of Common Stock to be registered on a registration statement on Form S-1 (together with all amendments and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Initial Public Offering");

        WHEREAS, the Company currently has authorized (i) 25,000,000 shares of Common Stock, of which 2,558,000 shares are outstanding on the date hereof, and (ii) 10,000,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock"), of which (a) 1,000,000 shares are designated as Series A Convertible Preferred Stock and 100,000 shares of which are outstanding as of the date hereof, (b) 250,000 shares are designated as Series B Convertible Preferred Stock and 40,000 shares of which are outstanding as of the date hereof, and (c) 100 shares are designated as series C redeemable preferred stock, $1.00 par value per share (the "Series C Redeemable Preferred Stock"), and all of which are outstanding as of the date hereof, with the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Redeemable Preferred Stock having the relative rights and preferences as set forth in the Company's Articles of Incorporation in effect as of the date hereof; and

        WHEREAS, in anticipation of the Initial Public Offering, the Company desires to exchange all of the Company's outstanding Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and all of the outstanding options and warrants to purchase Common Stock as set forth herein (the "Exchange"), with the Exchange to be effective on a date to be chosen by the Company's Chief Executive Officer (the "Exchange Date"), which date shall be a date immediately prior to the date upon which the Company, in the judgment of its Chief Executive Officer, anticipates that the Registration Statement shall be declared effective by the Securities and Exchange Commission ("SEC");

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

        1.    Exchange.

          1.1.    The Company and each Shareholder acknowledge and agree that, effective upon the Exchange Date, the shares of capital stock of the Company held by such Shareholder as of the date hereof as set forth on Exhibit A attached hereto shall be exchanged for a number of post-Exchange shares of Common Stock equal to the product of such Shareholder's Ownership Percentage multiplied by the Post-Exchange Outstanding Share Number. As used herein (i) "Ownership Percentage" for each Shareholder is set forth opposite such Shareholder's name on Exhibit A and is calculated for each Shareholder by dividing (a) the number of shares of Common Stock held by such Shareholder as of the date hereof (assuming the conversion into Common Stock on the date hereof of all shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock held by such Shareholder immediately prior to the date hereof) as set forth opposite such Shareholder's name on Exhibit A, by (b) 3,708,000, which is the total number of shares of Common Stock outstanding on the date hereof (assuming the conversion into Common Stock on the date hereof of all shares of Series A Convertible Preferred Stock and

  Series B Convertible Preferred Stock outstanding immediately prior to the date hereof) as set forth on Exhibit A (the "Pre-Exchange Outstanding Share Number"); and (ii) "Post-Exchange Outstanding Share Number" means the number of shares of Common Stock which the Company's Chief Executive Officer determines should be outstanding upon the completion of the Exchange; provided, however, that the Post-Exchange Outstanding Share Number shall in no event be less than 1,200,000 and shall not include the shares of Common Stock underlying any Post-Exchange Option (as defined below). For purposes of example, Exhibit B sets forth opposite each Shareholder's name the number of shares of Common Stock such Shareholder would receive upon completion of the Exchange pursuant to this Section 1.1 if the Post-Exchange Outstanding Share Number is 1,200,000.

          1.2.    Each of the Shareholders acknowledges and agrees that all certificates representing shares of capital stock of the Company that are issued and outstanding immediately prior to the Exchange Date (the "Original Certificates") shall, upon the Exchange Date, be deemed to represent only a right to receive a replacement certificate (each, a "Replacement Certificate") representing the applicable number of shares of Common Stock to be received by such Shareholder in connection with the Exchange. Each Shareholder further acknowledges and agrees that upon issuance of the Replacement Certificates, the Original Certificates shall be deemed cancelled without any further action on the part of the Company or such Shareholder.

          1.3.    The Company and each Option Holder acknowledge and agree that, effective upon the Exchange Date, the option or warrant to purchase shares of Common Stock held by such Option Holder as of the date hereof as set forth on Exhibit B attached hereto (the "Pre-Exchange Option") shall be exchanged for an option (the "Post-Exchange Option") to purchase a number of post-Exchange shares of Common Stock equal to the product of (i) the quotient obtained by dividing the Post-Exchange Outstanding Share Number by the Pre-Exchange Outstanding Share Number, multiplied by (ii) the number of shares of Common Stock underlying the Pre-Exchange Option. Each Post-Exchange Option shall have an exercise price equal to the quotient obtained by dividing (i) the product of the number of shares of Common Stock underlying the associated Pre-Exchange Option multiplied by the per share exercise price of such Pre-Exchange Option, by (ii) the number of shares of Common Stock underlying such Post-Exchange Option. On the Exchange Date, the Company shall deliver to each Option Holder an executed option agreement representing the Post-Exchange Option such holder is entitled to receive in a form reasonably acceptable to the parties thereto. Each Option Holder acknowledges and agrees that all agreements or certificates representing the Pre-Exchange Option held by such Option Holder as of the date hereof shall, upon the Exchange Date, be cancelled and terminated without any further action on the part of the Company or such Option Holder.

        2.    Exchange Date.    The parties hereto intend for the Exchange to occur on a date prior to the date upon which the Registration Statement shall be declared effective by the SEC. In the event that the SEC has not declared the Registration Statement effective on or before a date which is five business days following the Exchange Date, then the Shareholders and the Company (unless they otherwise unanimously agree) intend and agree that the Exchange (as contemplated by Section 1) shall become null and void and of no further force or effect (except that such nullification shall not limit any right of enforcement of, or for damages in connection with, any breach of this Agreement on the part of any party). In the event that the Exchange shall become null and void as herein specified and certain partial performances hereunder shall have been completed by the parties hereto with respect to the Exchange, the parties severally covenant and agree to take any and all action and to file any and all instruments and documents as shall be necessary, appropriate or, upon the reasonable request of any party hereto, desirable in order to restore all parties to their respective rights and obligations immediately prior to the Exchange Date.

3.
Representations and Warranties of Shareholders. Each Shareholder represents and warrants to the Company that the following statements are true and correct:

            (i)    the shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock held by such Shareholder as of the date hereof as set forth on Exhibit A are owned by such Shareholder free and clear of all claims, liens, pledges, options, charges, security interests, mortgages, deeds of trust, encumbrances or rights of any third party of any nature whatsoever;

            (ii)    in the Exchange, each Shareholder will convey to the Company good title to the shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock held by such Shareholder as of the date hereof as set forth on Exhibit A attached hereto free and clear of all claims, liens, pledges, options, charges, security interests, mortgages, deeds of trust, encumbrances or rights of any third party of any nature whatsoever;

            (iii)    if such Shareholder is not a natural person, then this Agreement, when executed and delivered by such Shareholder, shall have been duly authorized, executed and delivered by and on behalf of such Shareholder, and shall constitute the valid and binding agreement of such Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (iv)    if such Shareholder is not a natural person, then such Shareholder has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder;

            (v)    such Shareholder is acquiring the shares of Common Stock issuable to such Shareholder upon the Exchange for investment purposes only, for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws;

            (vi)    such Shareholder has been advised that the shares of Common Stock issuable to such Shareholder upon the Exchange will not be registered under the Securities Act of 1933, as amended ("Securities Act"), or applicable state securities laws and that such shares must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act or an exemption from such registration is available;

            (vii)    such Shareholder (a) has knowledge, skill and experience in financial, business and investment matters, (b) is capable of evaluating the merits and risks of the receipt of the shares of Common Stock issuable to such Shareholder upon the Exchange, (c) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (d) has the ability to bear the risk of losing such Shareholder's entire position in shares of Common Stock issuable to such Shareholder upon the Exchange; and

            (viii)    such Shareholder acknowledges and agrees that the certificates evidencing the shares of Common Stock issuable to such Shareholder upon the Exchange will bear a restrictive legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

    THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

        4.    Representations and Warranties of the Company.    The Company represents and warrants to the Shareholders that the following statements are true and correct:

            (i)    upon issuance and delivery to the Shareholders of the shares of Common Stock issuable to the Shareholders upon the Exchange, such shares will be validly issued, fully paid and non-assessable;

            (ii)    the issuance and sale of the shares of Common Stock issuable to the Shareholders upon the Exchange will not give rise to any preemptive rights or rights of first refusal which have not been duly waived by the holders thereof and will not violate any laws to which the Company or any of its assets are subject;

            (iii)    this Agreement, when executed and delivered by the Company, shall have been duly authorized, executed and delivered by and on behalf of the Company, and shall constitute the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (iv)    the Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and

            (v)    neither the execution and delivery of this Agreement and the other agreements, certificates or instruments required to be executed and delivered pursuant to the terms and conditions of this Agreement nor the consummation of the transactions contemplated thereby will (a) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, (1) the governing documents of the Company, (2) any agreement or instrument to which the Company or any of its subsidiaries is now a party or by which any of them is bound, (3) any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding on the Company or (4) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company.

        5.    Miscellaneous.

          5.1.    This Agreement shall be binding upon the parties hereto and their respective successors, assigns, heirs and legal representatives.

          5.2.    This Agreement shall be subject to the laws of the State of Georgia without regard to principles of conflict of law.

          5.3.    Headings and captions are included herein for convenience, do not form a part of this Agreement, and are not admissible as to construction.

          5.4.    This instrument is the entire expression of the agreement of the parties with respect to its subject matter, and supersedes all prior understandings, agreements or representations in such regard.

          5.5.    Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought

          5.6.    The parties acknowledge the unique nature of the provisions hereof, and agree that damages in event of breach would be both difficult to calculate and an inadequate remedy.

  Consequently, in the event of breach, and in addition to recovering any provable damages and reimbursement of any legal fees, the injured party shall be entitled to equitable relief, including specific performance.

          5.7.    No person or entity not signatory shall have any rights as a third party beneficiary under this Agreement, or to enforce the provisions hereof on behalf of any signatory hereto.

          5.8.    Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

          5.9.    This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

          5.10.    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a valid, legal and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Exchange and Recapitalization Agreement, or caused this Exchange and Recapitalization Agreement to be executed and delivered, as of the date first written above.

TRI-S SECURITY CORPORATION
By:
Printed Name: Ronald G. Farrell Title: Chief Executive Officer
SHAREHOLDERS:
DOUGLAS K. BALL
MICHAEL F. BENNETT
BONNIE LYNN FARRELL
HAROLD E. HODGE
JUNE D. HODGE
TIMOTHY J. MCGAUGHEY
MICHAEL MCKINZIE
KENNETH E. MOORE
ROBERT PARKER

R.G.F. INVESTMENTS, INC.
By:

Printed Name: Title:
BRYANT W. SCOTT
SOUTHWICK CAPITAL, LLC
RODNEY A. TAYLOR
OPTION HOLDERS:
RONALD G. FARRELL
BRE LLC

EXHIBIT A

Name of Shareholder	Number of Shares of the Company's Capital Stock Held as of the Date of the Agreement	Number of Shares of Common Stock Held as of the Agreement (assuming the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock)	Ownership Percentage
Douglas K. Ball	20,000 shares Series B Convertible Preferred Stock	200,000	5.39%
Michael F. Bennett	15,000 shares Common Stock, 50,000 shares Series A Convertible Preferred Stock, and 10,000 shares Series B Convertible Preferred Stock	490,000	13.21%
Bonnie Lynn Farrell	300,000 shares Common Stock	300,000	8.09%
Harold E. Hodge	10,000 shares Series A Convertible Preferred Stock	75,000	2.02%
June D. Hodge	10,000 shares Series A Convertible Preferred Stock	75,000	2.02%
Timothy J. McGaughey	25,000 shares Common Stock	25,000	0.67%
Michael McKinzie	9,000 shares Common Stock	9,000	0.24%
Kenneth E. Moore	4,500 shares Common Stock	4,500	0.12%
Robert Parker	5,000 shares Series A Convertible Preferred Stock, and 10,000 shares Series B Convertible Preferred Stock	137,500	3.71%
R.G.F. Investments, Inc.	2,200,000 shares Common Stock	2,200,000	59.33%
Bryant W. Scott	10,000 shares Series A Convertible Preferred Stock	75,000	2.02%
Southwick Capital, LLC	15,000 shares Series A Convertible Preferred Stock	112,500	3.03%
Rodney A. Taylor	4,500 shares Common Stock	4,500	0.12%
Pre-Exchange Outstanding Share Number		3,708,000

EXHIBIT B

Name of Shareholder	Aggregate Number of Shares of Common Stock to be Issued Upon the Exchange if the Post-Exchange Outstanding Share Number is 1,200,000
Douglas K. Ball	64,725
Michael F. Bennett	158,576
Bonnie Lynn Farrell	97,087
Harold E. Hodge	24,272
June D. Hodge	24,272
Timothy J. McGaughey	8,091
Michael McKinzie	2,913
Kenneth E. Moore	1,456
Robert Parker	44,498
R.G.F. Investments, Inc.	711,974
Bryant W. Scott	24,272
Southwick Capital, LLC	36,408
Rodney A. Taylor	1,456

EXHIBIT C

Name of Option Holder	Number of Shares of Common Stock Purchase Agreement Underlying Options or Warrants Held as of the Date Hereof	Pre-Exchange Exercise Price Per Share
Ronald G. Farrell, Inc.	300,000	$0.04
BRE LLC	50,000	$1.00

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EXCHANGE AND RECAPITALIZATION AGREEMENT